UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 18, 2011

CHARMING SHOPPES, INC.
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	000-07258	23-1721355
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3750 STATE ROAD, BENSALEM, PA 19020
(Address of principal executive offices) (Zip Code)

(215) 245-9100
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Charming Shoppes, Inc. (the “Company”) recently determined that Alan Rosskamm, who was appointed to the Company’s audit committee (the “Audit Committee”) in June 2010, is not eligible for service on the Audit Committee under NASDAQ Listing Rule 5605(c)(2) as supplemented by guidance released by NASDAQ in the form of a Frequently Asked Question (the “Listing Rule”), as a consequence of his certification of the Company’s financial statements while serving as the Company’s interim Chief Executive Officer from July 2008 until April 2009.  Upon being advised of this, Mr. Rosskamm resigned from the Audit Committee on April 15, 2011.  Following Mr. Rosskamm’s resignation from the Audit Committee, the Audit Committee consists of three members, each of whom meet the standards set forth in the Listing Rule and therefore the Company has regained compliance under the Listing Rule. On April 18, 2011, the Company advised NASDAQ of this previous failure to satisfy the standards set forth in the Listing Rule and that the deficiency had been remedied in full.

On April 19, 2011, the Company received a NASDAQ Staff Deficiency Notification and Compliance Letter indicating  that  the Company had previously failed to comply with the audit committee composition requirements for continued listing set forth in the Listing Rule but that, because Mr. Rosskamm had resigned from the Audit Committee and the Audit Committee is comprised of three members who meet the standards set forth in the Listing Rule, the Company has regained compliance under the Listing Rule, subject to the Company’s public disclosure requirements, and the matter is now closed.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARMING SHOPPES, INC.
(Registrant)

Date: April 20, 2011	/S/ ERIC M. SPECTER
Eric M. Specter
Executive Vice President
Chief Financial Officer

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